Exhibit 10.2

DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made on the __________________ 2018

BETWEEN

(1)	Valtech SE, a European public limited liability company (Societas Europaea) with company number SE000106 whose registered office is at 46 Colebrooke Row, London, N1 8AF, United Kingdom (the “Company”); and

(2)	[●] of ________________________________________________________

_____________________________________________________________(Insert Address) (the “Officer”).

Now THIS DEED WITNESSED as follows:

1.	Subject to the terms of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Officer may otherwise be entitled, indemnify and hold the Officer harmless in respect of all claims, actions and proceedings, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims (“Losses”), whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of the Officer’s powers, duties or responsibilities for planning, directing or controlling the activities of the Company or any of its subsidiaries (as defined in section 1159 and Schedule 6 of the Act) for the time being (together referred to in this Deed as “Group Companies”), subject to the remaining provisions of this Deed. In this Deed the “Act” means the Companies Act 2006 including any modification or re-enactment of it for the time being in force.

2.	The indemnity in clause 1 of this Deed shall only apply:

(a)	to the Officer in relation to the period of time that he holds responsibilities for the planning, directing or controlling of the activities of the Company or any of its subsidiaries;

(b)	in respect of any Claims and Losses instigated, imposed or incurred by the Officer during the period of time he holds responsibilities for the planning, directing or controlling of the activities of the Company or any of its subsidiaries.

3.	The Company shall not indemnify the Officer against any liability:

(a)	incurred by the Officer to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(b)	incurred by the Officer in defending any criminal proceedings in which he is convicted;

(c)	which has been finally judicially determined to have resulted from fraud, gross negligence, wilful misconduct or wilful omission by the Officer;

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(d)	for which payment has actually been made to or on behalf of the Officer under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(e)	in connection with any Claims initiated by the Officer, including any Claim initiated by the Officer against the Company or the members of its administrative organ, officers, employees or other indemnified persons unless the administrative organ of the Company from time to time has authorised the Claim, prior to its initiation, where, in any such case, any such conviction or judgement has become final.

Reference in this clause 3 to a conviction or judgement becoming final shall be construed in accordance with section 234(5) of the Act.

4.	Without prejudice to the generality of and in addition to the indemnity set out in clause 1 of this Deed, the Company shall, to the fullest extent permitted by law, indemnify and hold the Officer harmless on an ‘as incurred’ basis against all legal and other costs, charges and expenses reasonably incurred in defending Claims provided that the Officer agrees that any monies paid by the Company in respect of the indemnity in this clause 4 shall fall to be repaid not later than:

(a)	in the event of the Officer being convicted in the proceedings, the date when the conviction becomes final; or

(b)	in the event of judgment being given against the Officer in the proceedings, the date when the judgment becomes final.

References in this clause 4 to a conviction, judgment or refusal of relief being ‘final’ shall be construed in accordance with section 234(5) of the Act.

5.	The Company shall provide and maintain appropriate directors’ and officers’ liability insurance on terms no less favourable than the existing directors’ and officers’ liability insurance of the Company at the date of this Deed (including ensuring that premiums are properly paid in full by the due date) for the benefit of the Officer for so long as any Claims may lawfully be brought against the Officer in respect of the period whilst he has been an Officer.

6.	The Company shall only be liable to indemnify the Officer in accordance with this Deed if the Officer gives written notice to the Company upon receipt of any demand relating to any Claims (or circumstances which may reasonably be expected to give rise to a demand relating to Claims) giving full details and providing copies of all relevant correspondence, keeps the Company informed of all material developments in the progress of any Claims, including providing all such information in relation to any Claims or Losses or any other costs, charges or expenses incurred as the Company may reasonably request, and takes all such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend any Claims.

7.	If a company ceases to be a Group Company after the date of this Deed, the Company shall only be liable to indemnify the Officer in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Group Company.

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8.	The Officer of any company which becomes a Group Company after the date of this Deed shall be indemnified only in respect of liabilities arising after the date on which that company became a Group Company.

9.	All sums payable by the Company hereunder shall be paid free and clear of any setoff, deduction, withholding or counterclaim on any account whatsoever, save only as may be required by law. If any deduction or withholding is required by law, then the Company shall be obliged to pay to the Officer such amount as will ensure that after such deduction or withholding has been made, the Officer receives a sum equal to the amount that he would otherwise have received in the absence of such deduction or withholding.

10.	This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against the Officer have expired, or for so long as the Officer remains liable for any Losses.

11.	The Company can amend the terms of this Deed on one month’s notice to the Officer. No such amendment shall affect the rights of the Officer in respect of any Claims and Losses arising out of any act or omission of the Officer that occurred before any such amendment is made.

12.	If this Deed is finally judicially determined in a relevant jurisdiction to provide for, or entitle the Officer to, indemnification against any Claims or Losses that would cause this Deed, or any part of it, to be treated as void under the laws of that jurisdiction, this Deed shall, in so far as it relates to such jurisdiction, be deemed not to provide for, or entitle the Officer to, any such indemnification, and the Company shall instead indemnify the Officer against any Claims or Losses to the fullest extent permitted by law in that jurisdiction.

13.	The successors and personal representatives of the Officer shall be entitled to the benefit of this Deed.

14.	Save as aforesaid, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

15.	This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts will together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy will be an effective mode of delivery.

16.	This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, the laws of England and Wales and each of the Company and the Officer hereby submit for all purposes in connection with this Deed to the exclusive jurisdiction of the High Court of Justice in England and Wales.

IN WITNESS whereof this Deed has been executed on the day and year first above written.

EXECUTED and DELIVERED	)
as a DEED by Valtech SE	)
acting by	)	Signature
)
_________________________,	)

a member of the administrative organ,

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in the presence of :

Signature:	Address:

Name:

EXECUTED and DELIVERED	)
as a DEED by [●]	)
Signature

in the presence of:

Signature:	Address:

Name:

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